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                                                                    Exhibit 10.7
                       FIRST AMENDMENT TO OFFICE SUBLEASE
                       ----------------------------------

          THIS FIRST AMENDMENT TO OFFICE SUBLEASE (this "AMENDMENT") is effective as of this 1st day of May, 1998, by and between Boston Chicken, Inc., a Delaware corporation ("LANDLORD"), and Einstein/Noah Bagel Corp., a Delaware corporation ("TENANT").

                                   RECITALS:

          R-1. Prudential Insurance Company of America and its successors and assigns ("PRUDENTIAL"), as landlord, and Landlord, as tenant, are parties to a Lease Agreement dated December 20, 1996 (the "MASTER LEASE"), wherein Prudential leased to Landlord and Landlord leased from Prudential, one office building containing approximately 62,746 square feet, having a street address of 14103 Denver West Parkway, Golden, Colorado 80401 ("BUILDING NO. 1") and one office Building containing approximately 94,918 square feet, having a street address of 14123 Denver West Parkway, Golden, Colorado 80401 ("BUILDING NO. 2").

          R-2. Landlord and Tenant entered into an Office Sublease dated as of December 20, 1996 (the "SUBLEASE"), wherein Landlord subleased to Tenant and Tenant subleased from Landlord approximately 32,585 square feet located on the second floor of Building No. 2 and approximately 5,375 square feet located in the basement of Building No. 2, known as the test bakery (the "TEST BAKERY"), for a total of 37,960 square feet (together, the "ORIGINAL PREMISES").

          R-3.  The term of the Sublease expires on December 30, 2001.

          R-4. Tenant desires to (i) retain only that portion of the Original Premises known as the Test Bakery, and (ii) relocate the office portion of Tenant's business from the Original Premises to new premises located on the first floor of Building No. 1, containing approximately 21,625 square feet (the "NEW OFFICE PREMISES"), and to amend certain other terms of the Sublease as
provided in this Amendment.   The Test Bakery and the New Office Premises are
collectively referred to hereafter as the "NEW PREMISES," which contains a total of approximately 27,000 square feet. The legal description of Building No. 1 is attached hereto as EXHIBIT A, and the floor plan of the New Office Premises is attached hereto as EXHIBIT B.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

          1. Incorporation of Recitals.  The foregoing recitals are incorporated
             -------------------------
herein and made a part hereof to the same extent as if set forth herein in full.

          2. Lease of New Premises.  Effective as of May 1, 1998 (the "EFFECTIVE
             ---------------------
DATE"), Landlord leases to Tenant, and Tenant leases from Landlord the New Office Premises, upon the same terms and conditions as are stated in the Sublease, except as modified by this Amendment. Landlord shall continue to lease to Tenant, and Tenant shall continue to lease from Landlord the Test Bakery, upon the same terms and conditions as are stated in the Sublease, except as modified by this Amendment. From and after the Effective Date, the term "Building" as used in the Sublease shall mean Building No. 1, (except that any references to "Building", as it relates to the Test Bakery only shall mean Building No. 2) and the term "Premises" as used in the Sublease shall mean the New Premises.

          3. Surrender of Original Premises.  On or before the Effective Date,
             ------------------------------
Tenant shall surrender the Original Premises (except for the Test Bakery) to Landlord broom clean and in good condition, normal wear and tear excepted.

          4. Rent.  Notwithstanding anything to the contrary in Section
             ----
1(a)(vi) of the Sublease, commencing on May 1, 1998, and continuing on the first day of each month thereafter until December 30, 2001, Tenant shall pay Landlord, as Rent due under the Sublease for the New Premises, the sum of $27,000.00 per month.

          5. Rent for Extension.  Section 1(a)(xi) of the Sublease is hereby
             ------------------
deleted in its entirety and the following is substituted in its place:

             (xi)      Rent for Extension(s):

             Lease Years    Annual Rent   Monthly Rent
             -------------  -----------   ----------------------

             6-10           $372,606.00               $31,050.53
             11-15          $428,497.00               $35,708.06
             16-20          $492,759.00               $41,063.22
             21-25          $567,009.00               $47,250.77
             26-30          $651,791.00               $54,315.91

          6. Common Areas/Taxes and Insurance/Building Operating Costs.
             ---------------------------------------------------------
Section 8 of the Sublease is hereby deleted in its entirety and the following is substituted in its place:

          8.1.  Common Areas.   During the Term hereof, Tenant shall have a non-
                -------------
               exclusive easement to use the common areas in the Building including the entrances and exits, public hallways, reception area, stairways, elevator, eating areas, public rest rooms and work out facilities, excluding, however, areas intended for the

                                      -2-
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               exclusive use of the Landlord and other tenants or occupants in the Building, all as outlined on EXHIBIT C, attached hereto and incorporated herein by this reference (the "Interior Common Areas"). During the Term hereof, Tenant shall have a non-exclusive easement to use the common areas of the Property including the curb cuts, driveways, parking areas, walkways, service drives and loading docks on the Property, all as outlined on EXHIBIT D, attached hereto and incorporated herein by this reference ( the "Exterior Common Areas"). The Interior Common Areas and the Exterior Common Areas may hereafter be collectively referred to as the "Common Areas". Common Areas shall include those areas and facilities designated from time-to-time by Landlord , and the use of the Common Areas by Tenant shall be subject to the use thereof by Landlord, and Landlord's tenants and its and their officers, directors, employees, shareholders, customers, invitees, agents and contractors, the exclusive control and management of Landlord, and the rules and regulations promulgated from time to time by Landlord in its discretion.

               Landlord shall operate, repair, replace and maintain the Common Areas in a first class manner. Landlord reserves the right to make changes to the Common Areas, construct and install temporary or permanent improvements and make such use of the Common Areas from time to time in Landlord's sole discretion. In the event that Landlord fails to so operate, repair, replace and maintain the Common Areas in a first-class manner, after receipt of written notice by Tenant and an opportunity to cure the same within a reasonable amount of time, not to exceed fourteen (14) days, Tenant shall have the right, but not the obligation, to perform or arrange for the performance of such operation, repair, replacement and maintenance of the Common Areas to maintain said Common Areas in a first-class manner. Notwithstanding the foregoing, if Landlord has commenced to cure the default within the fourteen (14) day period set forth above, such default is not capable of being cured within such time frame, and Landlord is diligently prosecuting the cure, then Landlord shall have an additional reasonable period of time to effect such cure. If Tenant so elects to perform or arrange for the performance of such operation, repair, replacement and maintenance of the Common Areas, Tenant shall be entitled to an offset or abatement of Rent in an amount equal to the reasonable cost of such services.


          8.2.  Taxes and Insurance.
                --------------------

                8.2.1. Definitions.  The following terms shall have the
                       following meanings with respect to the provisions of this
                       Sublease:

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                    (a)  "Base Year" shall mean calendar year 1998.
                          ---------

                    (b)  "Taxes" shall mean any form of assessment, tax, levy,
                          -----
                         or charge imposed by any authority having the direct power to tax, including any city, county, state or federal government or other improvement or special district, against the Premises, Building, Common Areas, or Property, or any legal or equitable interest of Landlord therein.

                    (c)  "Insurance Costs" shall mean Landlord's cost to
                          ---------------
                         provide insurance for the Property, Building, Common Areas and all other improvements to the same.

                    (d)  "Tenant's Prorata Share" shall mean a fraction, the
                          ----------------------
                         numerator of which shall be 27,000 (the number of square feet in the Premises), and the denominator of which shall be 62,079 ( the number of square feet in the Building). Tenant's Prorata Share as of the Effective Date is 43.49%. At such time, if ever, any space is added to or subtracted from the Premises or the Interior Common Areas, Tenant's Prorata Share shall be adjusted by Landlord accordingly.

                    (e)  "Tenant's Prorata Share of Taxes and Insurance Costs"
                          ---------------------------------------------------
                         shall mean Taxes and Insurance Costs multiplied by Tenant's Prorata Share.

                    (f)  "Base Year Taxes" shall mean the Taxes for the Base
                          ---------------
                         Year.

                    (g)  "Base Year Insurance Costs" shall mean the Insurance
                          -------------------------
                         Costs for the Base Year.

                    (h)  "Tenant's Prorata Share of Base Year Taxes and Base
                          --------------------------------------------------
                         Year Insurance Costs" shall mean Base Year Taxes and
                         --------------------
                         Base Year Insurance Costs multiplied by Tenant's Prorata Share.

            8.2.2.  It is hereby agreed that commencing with calendar year
                    1999 and each calendar year thereafter until the Expiration Date, Tenant shall pay Tenant's Prorata Share of Taxes and Insurance Costs in excess of Tenant's Prorata Share of Base Year Taxes and Base Year Insurance Costs. Such amount shall be paid by Tenant in equal monthly installments, as additional rent hereunder, at the times and in the manner

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                    of payment of Rent, in such amounts as are estimated by
                    Landlord from time to time during the Term.

            8.2.3. Landlord shall provide a written reconciliation statement with respect to Taxes and Insurance Costs to Tenant within sixty (60) days of the end of each calendar year, and any amount owed to Landlord shall be paid by Tenant within twenty (20) days after receipt by Tenant of such written reconciliation statement from Landlord. Any amount owed to Tenant by Landlord shall be credited toward the next estimated payment(s) of Taxes and Insurance Costs. Notwithstanding the foregoing however, if Tenant's Prorata Share of Taxes and Insurance Costs for any calendar year is less than the Tenant's Prorata Share of Base Year Taxes and Base Year Insurance Costs Tenant shall not be entitled to any credit or refund for such difference.

            8.2.4. Tenant's obligation with respect to its Prorata Share of Taxes and Insurance Costs shall survive the expiration or early termination of this Sublease. If the last year of the Term of this Sublease, as may be extended, ends on any day other than the last day of December, any payments due to Landlord of Tenant's Prorata Share of Taxes and Insurance Costs, shall be prorated on the basis by which the number of days in such partial year bears to 365.

            8.2.5. Upon request by Tenant, Landlord and Tenant shall set up an escrow account, to be governed and controlled by mutually acceptable commercially reasonable joint escrow instructions, with a mutually satisfactory financial institution or other third party, to be used by Tenant for the payment of Tenant's Prorata Share of Taxes and Insurance as contemplated herein.

          8.3.  Building Operating Costs.
                ------------------------

            8.3.1.  Definitions.  The following terms shall have the
                    -----------
                    following meanings with respect to the provisions of this
                    Sublease:

                    (a)  "Building Operating Costs" shall  mean all costs
                          ------------------------
                         involved in the ownership, operation, upkeep, maintenance, repair and replacement of the Building, Premises and Common Areas during the Term and any extensions, including without limitation, the following: any costs, expenses or fees borne or

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                         paid by Landlord under the terms of the Master Lease;
                         utility charges including electrical, gas, water, sewer, lighting, heating, air-conditioning, and ventilating services; license, permit and inspection fees; cost of services of independent contractors, property management fees, and cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation, maintenance, management and repair of the Building, Premises and Common Areas; trash removal; landscaping and gardening; elevator repairs and maintenance; window washing; reserves for replacement; rental expenses or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building. Building Operating Costs shall not include: (i) Taxes , (ii) Insurance Costs, (iii) the cost of work performed exclusively for other tenants or prospective tenants, (iv) the cost of work covered by insurance proceeds or a condemnation award; (v) leasing and brokerage commissions; and (vi) amortization of principal and interest expense with respect to Landlord's financing.

                    (b)  "Base Year Building Operating Costs" shall mean that
                          ----------------------------------
                         certain dollar amount to be calculated as follows:
                         Seven and 00/100 Dollars ($7.00) per square foot minus Base Year Taxes per square foot, minus Base Year Insurance Costs per square foot.

                    (c)  "Tenant's Prorata Share of Base Year Building Operating
                          ------------------------------------------------------
                         Costs" shall mean Base Year Building Operating Costs
                         -----
                         multiplied by 27,000 (the number of square feet in the Premises)

            8.3.2. It is hereby agreed that commencing with calendar year 1999, Tenant shall pay in equal monthly installments, as additional rent hereunder, at the times and in the manner of the payment of Rent, the three percent (3%) increases over the previous years Building Operating Costs as set forth below. Commencing with calendar year 1999, however, Tenant's Prorata Share of Base Year Building Operating Costs shall be increased by three percent (3%) each calendar year until the Expiration Date, and Tenant shall pay such increases over the Base Year Building Operating Costs to Landlord as additional rent. ( For purposes of illustration, if Tenant's Prorata Share of Base Year Building Operating Costs equal $5.00 per square foot, then Tenant's Prorata Share of Building

                    Operating Costs in calendar year 1999, would equal $0.15 per square foot ($5.00 x 3%); Tenant's Prorata Share of Building Operating costs in calendar year 2000 would equal $.30 per square foot ($5.15 x 1.03 -$5.00); and Tenant's Prorata Share of Building Operating costs in calendar year 2001 would equal $.46 per square foot ($5.30 x 1.03 -$5.00) etc... ).

            8.3.3. Tenant's obligation as set forth in Section 8.3 hereof shall survive the expiration or early termination of this Sublease. If the last year of the Term of this Sublease, as may be extended, ends on any day other than the last day of December, any payments due to Landlord in accordance with
                    Section 8.3 hereof, shall be prorated on the basis by which the number of days in such partial year bears to 365.

       7. Access to Test Kitchen and Test Bakery. The parties hereto acknowledge
          --------------------------------------
and agree that Landlord, and its officers, directors, employees, shareholders, customers, invitees, agents and contractors shall continue to have undisturbed access to and from the Boston Market Test Kitchen identified on EXHIBIT B, and Tenant, and its officers, directors, employees, shareholders, customers, invitees, agents and contractors shall continue to have undisturbed access to and from the Test Bakery identified on EXHIBIT B.

       8. Insurance.  Section 16 of the Sublease is hereby deleted in its
          ---------
entirety and the following is substituted in its place:

          16.1    Tenant's Insurance.
                  ------------------

          16.1.1. Coverage.  Tenant shall, at all times during the term of this
                  --------
                  Sublease, and at its own cost and expense procure and continue in force the following insurance coverage:

                  (a) Comprehensive commercial general liability insurance (including Tenant's legal liability coverage) with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence, or such higher amounts and coverages as Landlord may reasonably require.

                  (b) Property Damage, and Fire Insurance including vandalism, malicious mischief, and all extended coverage endorsements in an amount equal to the full replacement value of all fixtures, furniture and improvements installed and/or owned by Tenant.

       16.1.2. Insurance Policies.  The aforementioned minimum limits of
               ------------------
               policies shall in no event limit the liability of Tenant hereunder. The aforesaid insurance shall name Landlord and Landlord's lender(s) and Master Landlord as additional insureds. Said insurance shall be with companies having a rating of not less than a Class A (vii) in "Best's Key Rating Guide". Tenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modifications or cancellation except after thirty (30) days prior notice in writing to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf (excluding insurance on Tenant's personal property) and charge Tenant the premium together with a twenty-five percent (25%) handling charge, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Sublease.

        16.2.  Landlord's Insurance. Landlord shall maintain "All Risk"
               --------------------
               property insurance on the Property, Common Areas, Building and all other improvements on the Property for the full replacement cost thereof. Landlord shall maintain comprehensive general public liability insurance against claims for bodily injury or property damage occurring in or about the Property, Building and Common Areas in the following minimum amounts:

               $1,000,000.00 with respect to the injury to or death of a single person.
               $2,000,000.00 with respect to the injury or death of more than one person.
               $250,000.00 with respect to property damage.

               or such additional coverages and such increased amounts of coverage as Landlord in its reasonable judgment shall determine from time-to-time. At Tenant's request Landlord shall provide Tenant with a Certificate of Insurance naming Tenant as an additional insured with respect to the general liability coverage as to the Common Areas.

        16.3.  Waiver of Subrogation.  Landlord and Tenant each hereby waive
               ---------------------
               any and all rights of recovery against the other or against the officers, directors, shareholders, employees, agents, contractors and representatives of the other to the extent that such loss or damage is insured against in any insurance policy which either party may have in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Sublease, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Sublease. Landlord and Tenant shall, from time to time, upon request, cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Building or the Premises or the contents of either.

       9. 1998 expenses for Building Operating Expenses, Taxes and Insurance.
          ------------------------------------------------------------------
Notwithstanding anything contained in the Sublease to the contrary, as of the Effective Date, and through the end of calendar year 1998, Tenant shall pay to Landlord Seven and 00/100 Dollars ($7.00) per square foot (on an annual basis) for its share of Building Operating Expenses, Taxes and Insurance, prorated based upon eight months of occupancy (May - December, 1998). For purposes of illustration, Tenant shall pay an amount equal to $126,000.00 ($7.00 x 27,000 sq.ft. x 8/12 = $126,000) payable on a monthly basis in the amount of $15,750.00 commencing on the Effective Date and monthly thereafter on the first day of each month through the end of calendar year 1998.

      10. Tenant's Notice Address.  As of the Effective Date, Tenant's notice
          -----------------------
address for all purposes under the Sublease shall be Einstein/Noah Bagel Corp., 14103 Denver West Parkway, Golden, Colorado 80401, Attn: Legal Department.

      11. Non-Disturbance Agreement.  Landlord shall use its best efforts to
          -------------------------
obtain a non-disturbance agreement from Prudential, in a form reasonably satisfactory to Tenant, wherein Prudential agrees that, if Landlord is in default under the Master Lease, Prudential shall not disturb Tenant's rights under the Sublease, so long as Tenant is not in default thereunder.

      12. Ratification of Sublease.  All terms and conditions of the Sublease
          ------------------------
are hereby ratified and affirmed, as modified by this Amendment.

      13. Capitalized Terms.  All capitalized terms in this Amendment shall have
          -----------------
the same meanings as in the Sublease unless expressly provided otherwise herein.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed under seal as of the date first above written.

                              LANDLORD:

                              BOSTON CHICKEN, INC.,
                              a Delaware corporation

                              By:  /s/ Michael R. Daigle
                                 -----------------------------
                              Name:    Michael R. Daigle
                                   ---------------------------
                              Title: Senior Vice President and General Counsel
                                    -------------------------------------------


                              TENANT:

                              EINSTEIN/NOAH BAGEL CORP.,
                              a Delaware corporation

                              By:  /s/ H. Andrew Fox
                                 -----------------------------
                              Name:    H. Andrew Fox
                                   ---------------------------
                              Title: Vice President Real Estate and Development
                                    -------------------------------------------

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Exhibits:
--------

Exhibit A - Legal Description of Building No. 2
Exhibit B - Floor Plan of the New Office Premises
Exhibit C - Interior Common Areas (Floor Plan)
Exhibit D - Exterior Common Areas (Floor Plan)

                                      -11-
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                                   EXHIBIT A
                                   ---------

Lot 1 of Denver West Properties Amendment No.4, recorded December 19,1996 at Reception No. F0347080, Plat Book 133 at Page 12, located in the Southwest 1/4 of Section 31, Township 3 South, Range 69 West, County of Jefferson, State of Colorado, a reconfiguration of the common lot lines in Office Park Activity Areas 4,5,7 and 8 of Denver West Properties, a subdivision recorded December 14, 1989 in Book 102, at Page 23, Reception No. 89108643.

County of Jefferson
State of Colorado